Exhibit 99.1


[Logo]

                                                        1025 Eldorado Boulevard
                                                     Broomfield, Colorado 80021
                                                                 www.Level3.com


                                                                   NEWS RELEASE


Level 3 contacts:

Media:            Josh Howell                      Investors:        Robin Grey
                  720-888-2517                                     720-888-2518

                  Jennifer Daumler                             Sandra Curlander
                  720-888-3356                                     720-888-2501



                  Level 3 Announces Private Debt Exchange Offer
                      For $1.23 Billion of Debt Securities

BROOMFIELD,  Colo.,  December 12, 2005 -- Level 3 Communications,  Inc. (NASDAQ:
LVLT) announced today that it is commencing private offers to exchange any and all of its 9 1/8% Senior Notes due 2008, 11% Senior Notes due 2008 and 10 1/2% Senior Discount Notes due 2008 (together the "old notes") in a private placement for cash and a maximum of $1,230,272,000 aggregate principal amount of its new 11.50% Senior Notes due 2010 (the "new notes"). The exchange offers are being made only to qualified institutional buyers and institutional accredited investors inside the United States and to certain non-U.S. investors located outside the United States ("eligible holders"). Each exchange offer will expire at 11:59 p.m., New York City time, on January 10, 2006, unless extended. Eligible holders who validly tender and do not withdraw their old notes on or prior to 5:00 p.m., New York City time, on December 22, 2005, unless extended (the "early participation date"), will also receive an early participation payment, as set forth below.

The cash and principal amount of new notes to be issued to eligible holders for each $1,000 principal amount, or principal amount at maturity, as applicable, of old notes accepted in exchange as well as the cash payment that will be paid to eligible holders who validly tender their old notes on or prior to the early participation date is set forth in the table below.



                                                                       Consideration per $1,000 principal amount

                                                                                 of old notes exchanged
                                                                          Principal                  Early
                                                           Aggregate       Amount of               Participation
                                                           Principal       new notes                   Cash
                                                           Amount          to be         Cash       Payment(1)  Total Cash
    Title of old notes to be exchanged          CUSIP      Outstanding     Issued        Payment                 Payment(1)
  91/8% Senior Notes due 2008                  52729NAC4      $954,195,000  $1,000.00    $40.00     $25.00      $65.00
                                               U52782AA4
                                               52729NAA8
  11% Senior Notes due 2008                    52729NAK6      $132,495,000  $1,000.00    $70.00     $25.00      $95.00
  101/2% Senior Discount Notes due 2008(2)     52729NAE0      $143,582,000  $1,000.00    $37.00     $25.00      $62.00

(1) Received only if old notes are tendered on or prior to the early participation date.
(2)  Fully accreted.

The purpose of these private exchange offers is to improve Level 3's financial flexibility by extending the maturities of its overall indebtedness and reducing the amount of its outstanding indebtedness with maturities in 2008, the first year in which its outstanding senior unsecured indebtedness is due.

Tendered old notes may be validly withdrawn at any time prior to 5:00 p.m., New York City time, on December 22, 2005. Notes tendered after the withdrawal date for any exchange offer may not be withdrawn unless Level 3 reduces the consideration being offered, the early participation payment or the aggregate principal amount of notes being sought in that exchange offer.

Each of the exchange offers is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the exchange offers at least $645.1 million aggregate principal amount of old notes (representing approximately 50% of the aggregate principal amount outstanding of all of Level 3's notes with a 2008 maturity and approximately 52% of the aggregate principal amount outstanding of the old notes). Certain eligible holders holding approximately 42% of the aggregate principal amount outstanding of old notes (representing approximately 40% of the aggregate principal amount outstanding of all of Level 3's notes with a 2008 maturity) have indicated their intent to exchange their old notes in the exchange offers, subject to the terms and conditions of the exchange offers.

The new notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Level 3 will enter into a registration rights agreement pursuant to which it will agree to file an exchange offer registration statement with the Securities and Exchange Commission with respect to the new notes.

The new notes will be senior unsecured obligations of Level 3, ranking equal in right of payment with old notes not tendered in the exchange offers. The new notes will mature on March 1, 2010, and will bear interest at a rate per annum equal to 11.50%. Interest on the new notes will be payable on March 1 and September 1 of each year, beginning on September 1, 2006. Level 3 may redeem some or all of the new notes at any time on or after March 1, 2009, at 100% of their principal amount plus accrued interest. The other terms of the new notes will be the same in all material respects as the terms of the 9 1/8% Senior Notes due 2008 of Level 3, except that the new notes will not be registered under the Securities Act or any state securities laws and will therefore be subject to substantial restrictions on transfer.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

About Level 3 Communications
Level 3 (Nasdaq:LVLT) is an international communications and information services company. The company operates one of the largest Internet backbones in the world, is one of the largest providers of wholesale dial-up service to ISPs in North America and is the primary provider of Internet connectivity for millions of broadband subscribers, through its cable and DSL partners. The company offers a wide range of communications services over its 23,000-mile broadband fiber optic network including Internet Protocol (IP) services, broadband transport and infrastructure services, colocation services, and patented softswitch managed modem and voice services. Its Web address is www.Level3.com. The company offers information services through its subsidiary, Software Spectrum. For additional information, visit its Web site at www.softwarespectrum.com.

The Level 3 logo is a registered service mark of Level 3 Communications, Inc. in the United States and/or other countries. Level 3 services are provided by a wholly owned subsidiary of Level 3 Communications, Inc.


Forward-Looking Statement
Some of the statements made by Level 3 in this press release are forward-looking in nature. Actual results may differ materially from those projected in forward-looking statements. Level 3 believes that its primary risk factors include, but are not limited to: developing new products and services that meet customer demands and generate acceptable margins; increasing the volume of traffic on Level 3's network; overcoming the softness in the economy given its disproportionate effect on the telecommunications industry; integrating strategic acquisitions; attracting and retaining qualified management and other personnel; successfully completing commercial testing of new technology and information systems to support new products and services, including voice transmission services; ability to meet all of the terms and conditions of our debt obligations; overcoming Software Spectrum's reliance on financial incentives, volume discounts and marketing funds from software publishers; reducing downward pressure of Software Spectrum's margins as a result of the use of volume licensing and maintenance agreements; and reducing rate of price compression on certain of the Company's existing transport and IP services. Additional information concerning these and other important factors can be found within Level 3's filings with the Securities and Exchange Commission. Statements in this release should be evaluated in light of these important factors.



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